Exhibit 3.273

UNITED STATES OF AMERICA

State of Louisiana

Tom Schedler
SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that the attached document(s) of

PHC-LOUISIANA, INC.

are true and correct and are filed in the Louisiana Secretary of State's Office.

34780292D	ORIGF	4/26/1999	2 page(s)
34834733	12104	9/3/1999	1 page(s)
34837215	12104	9/1/2003	1 page(s)
35982485	12104	7/20/2005	1 page(s)
36015549	12104	1/29/2008	2 page(s)
40185738	10 AR	4/16/2010	2 page(s)

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,

March 14, 2011

Secretary of State

MBL 34780292D

Certificate ID: 10148528#DSL73
To validate this certificate, visit the following web site, go to **Commercial Division, Certificate Validation**, then follow the instructions displayed.
www.sos.louisiana.gov

Page 1 of 1 on 3/14/2011 8:18:41 AM

W. Fox McKeithen Secretary of State	ARTICLES OF INCORPORATION (R.S. 12:24)
	Domestic Business Corporation Enclose $60.00 filing fee Make remittance payable to: Secretary of State Do not send cash	Return to:	Corporations Division P.O. Box 94125 Baton Rouge, LA 70804-9125 Phone (804) 925-4704
STATE OF LOUISIANA
PARISH OF
1.	The name of this corporation is: PHC-LOUISIANA, INC.
2.	This corporation is formed for the purpose of: (check one)

☑	Engaging in any lawful activity for which corporations may be formed.

☐
(use for limiting corporate activity)
3.	The duration of this corporation is: (may be perpetual) perpetual
4.	The aggregate number of shares which the corporation shall have authority to issue is: 1,000
5.	The shares shall consist of one class only and the par value of each share is: $.01 (shares may be without par value) per share.
6.	The full name and post office address of each incorporator is: Howard T. Wall, 105 Westwood Place, Ste. 400, Brentwood, TN 37027

7.	Other provisions:

8.	The corporation’s federal tax identification number is: applied for.
Sworn to and subscribed before me at Nashville, TN on this the 22nd day of April, 1999.

Incorporator(s) Signature:

/s/ Howard T. Wall

Howard T. Wall, Secretary

/s/ Sharon Tolbert

Notary
My Commission expires on March 24, 2001

500 Rev. 4/97	(See instructions on back)
(LA — 1 — 3/17/98)
CT Shares

1.	The name of this corporation is: PHC - LOUISIANA, INC.
2.	The location and municipal address (not a P.O. Box only) of this corporation’s registered office:

c/o Corporation Service Company
320 Somerulos Street, Baton Rouge, Louisiana 70802-6129
3.	The full name and municipal address (not a P.O. Box only) of each of this corporation’s registered agent(s) is/are:

Corporation Service Company
320 Somerulos Street, Baton Rouge, Louisiana 70802-6129
4.	The names and municipal addresses (not a P.O. Box only) of the first directors are:

Incorporator(s) signature(s):

/s/ Howard T. Wall

Howard T. Wall, Secretary

AGENT’S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE
I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named corporation.

Registered agent(s) signature(s):

[ILLEGIBLE]

By:

Sworn to and subscribed before me this 23rd day of April, 1999.

/s/ Gwendolyn S. Andrews

Notary	Notary Public, Clayton County, Georgia
My Commission Expires Aug. 17, 2002.
341 Rev. 4/97

[ILLEGIBLE] Secretary of State	NOTICE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF REGISTERED AGENT (R.S. 12:104 & 12:236)
Domestic Corporation (Business or Non-Profit) Enclose $20.00 filing fee Make remittance payable to Secretary of State Do not send cash
Corporation Name: PHC-Louisiana, Inc.
CHANGE OF LOCATION OF REGISTERED OFFICE
Notice is hereby given that the Board of Directors of the above named corporation has authorized a change in the location of the corporation’s registered office. The new registered office is located at: c/o National Registered Agents, Inc. 225 St. Ann Drive, on Mandeville, LA 70471.

To be signed by one (1) officer or two (2) directors

/s/ Howard T. Wall

CHANGE OF REGISTERED AGENT(S)
Notice is hereby given that the Board of Directors of the above named corporation has authorized the change of the corporation’s registered agent(s). The names(s) and address(es) of the new registered agent(s) is/are as follows:
National Registered Agents, Inc.
225 St. Ann Drive,
Mandeville, LA 70471

/s/ Howard T. Wall

President, Vice President or Secretary
AGENT AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE
I hereby acknowledge and accept the appointment of registered agent(s) for and on behalf of the above named corporation.

/s/ Kathy L. Slayman

By:	Kathy L. Slayman

Registered Agent(s)
Sworn to and subscribed before me this 2nd day of September, 1999.

/s/ Gwendolyn S. Andrews

Notary Notary Public, Clayton County, Georgic
My Commission Expires Aug. 17, 2002

354 Rev. 5/97	(See instructions on back)

NOTICE OF NEW ADDRESS OF REGISTERED
AGENT FOR SERVICE OF PROCESS
TO: The Secretary of State for the State of Louisiana
     Notice is hereby given pursuant to La. R. S. Title 12:04, Title 12:38, Title 12:1308 and Title 12:1350 of the new address of National Registered Agents, Inc.’s Office in the State of Louisiana where process may be served for business entities represented by National Registered Agents, Inc., as shown of the records of the Secretary of State; and under Title 9:3424 for foreign partnerships.
     The Agent for Service of Process, National Registered Agents, Inc., was formerly located at 225 St. Ann Drive, Mandeville, Louisiana, 70471-3219.
     The new address for the subject Agent for Service of Process, National Registered Agents, Inc. is 1280 Clausel Street, Mandeville, Louisiana 70448.
Notice is also given pursuant to La. R. S. Title 12.308 that the registered office for each business entity shown on the records of the Secretary of State to be represented by National Registered Agents, Inc. and designating 225 St. Ann Drive, Mandeville, Louisiana, 70471-3219 is changed to 1280 Clausel Street, Mandeville, Louisiana 70448.
     All such business entities may now be served at the new address of the Agent for Service of Process as set forth as of September 1, 2003.
I, Dennis E. Howarth, President of the aforesaid corporation, hereby declare the contents of this Notice true to the best of my knowledge and belief, as of this 25th day of August, 2003

National Registered Agents, Inc.
By:	/s/ Dennis E. Howarth
Dennis E. Howarth, President

W. Fox McKeithen Secretary of State	NOTICE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF REGISTERED AGENT (R.S. 12:104 & 12:236)

	Enclose $25 filing fee Domestic Corporation (Business or Non Profit) Make remittance payable to Secretary of State Do Not Send Cash	Return to:	Commercial Division P.O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sos.louisiana.gov
Corporation Name: PHC-Louisiana, Inc.
CHANGE OF LOCATION OF REGISTERED OFFICE

Notice is hereby given that the Board of Directors of the above named corporation has authorized a change in the location of the corporation’s registered office. The new registered office is located at:

To be signed by an officer or a director	Date
CHANGE OF REGISTERED AGENT(S)
Notice is hereby given that the Board of Directors of the above named corporation has authorized the change of the corporation’s registered agent(s). The name(s) and address(es) of the new registered agent(s) is/are as follows: CT Corporation System, 8550 United Plaza Boulevard, Baton Rouge, Louisiana 70809

/s/ William F. Carpenter III	07/05/05

President, Vice President or Secretary	Date
AGENT’S ACCEPTANCE AND ACKNOWLEDGEMENT OF APPOINTMENT
I hereby acknowledge and accept the appointment of registered agent(s) for and on behalf of the above named corporation.

/s/ Mary R. Adams

CT Corporation System

/s/ MARY R. ADAMS

By:	ASSISTANT SECRETARY

Sworn to and subscribed before me, the undersigned Notary Public, on this date: 7/12/05 NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

/s/ Joan Bolden

Notary Signature

[ILLEGIBLE]	(See instructions on back)

NOTICE OF NEW ADDRESS OF REGISTERED
AGENT FOR SERVICE OF PROCESS
     Notice is hereby given pursuant to Louisiana R.S. Title 12:104; 308; 236; 1308; 1350 and 9:3432; 9:3422; 9:3401 of the new address of C T Corporation System in the State of Louisiana where process may be served for the domestic and foreign profit corporations, non profit corporations, limited liability companies and limited partnerships represented by C T Corporation System as shown on the records of the Secretary of State.
     The agent for service of process, C T Corporation System, was formerly located at: 8550 United Plaza Blvd., Baton Rouge, Louisiana 70809. The new address for the said agent for service of process is: 5615 Corporate Blvd, Suite 400B, Baton Rouge, Louisiana 70808.
     Please record the change of registered address for the entities shown on the record of the Secretary of State as being represented by C T Corporation System, as the registered agent. The list of entities is attached to this notice. These entities may now be served at the new address of the agent for service of process as set forth above as of the date of this document is received and filed with the Secretary of State of Louisiana.
     I, Kenneth Uva, Vice President of C T Corporation System, hereby declare the contents of this Notice true to the best of my knowledge and belief as of this 28th day of January, 2008.

C T CORPORATION SYSTEM
/s/ Kenneth Uva
Kenneth Uva, Vice President

Sworn to and subscribed before me, the undersigned Notary Public on this date: January 28, 2008.

/s/ Laurel Jean Wellington

Notary Public
LAUREL JEAN WELLINGTON
Notary Public, State of New York
No 01WE6035039
Qualified in Kings County
Certificate Filed in New York County
Commission Expires Dec. 20, 2009

JAY DARDENNE SECRETARY OF STATE	State of Louisiana Secretary of State	COMMERCIAL DIVISION Uniform Commercial Code 225.925.4704 Fax 225-922-0452 Administrative Services 225.925.4704 Fax 225-925.4726 Corporations 225.925.4704 Fax 225-922-0435
This letter serves as certification that on or about January 29, 2008, our office created a list of the companies for which C T Corporation System serves as registered agent. As per the instructions on the previous page, referred to as Amendment 36015549, we have taken appropriate action to change this registered agent address for all of the clients of C T Corporation System.
Sincerely,

Carla Bonaventure
Commercial Division Administrator

JAY DARDENNE Secretary of State	DOMESTIC CORPORATION ANNUAL REPORT For Period Ending 4/26/2010

Mailing Address Only (INDICATE CHANGES TO THIS ADDRESS IN THIS BOX)		(INDICATE CHANGES TO THIS ADDRESS IN THIS BOX)
34780292 D	1	Registered Office Address in Louisiana
PHC-LOUISIANA, INC. 103 POWELL COURT SUITE 200		(Do not use P.O. Box) C/O C T CORPORATION SYSTEM 8550 UNITED PLAZA BLVD. BATON ROUGE, LA 70809
BRENTWOOD, TN 37027		Federal Tax ID Number 62-1779009
Our records indicate the following registered agents for the corporation. Indicate any changes or deletions below. All agents must have a Louisiana address. Do not use a P.O. Box. A NEW REGISTERED AGENT REQUIRES A NOTARIZED SIGNATURE.

     C T CORPORATION SYSTEM
          5615 CORPORATE BLVD., STE. 400B BATON ROUGE, LA 70808

I hereby accept the appointment of registered agent(s)	Sworn to and subscribed before me on
NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

New Registered Agent Signature	Notary Signature	Date
This report reflects a maximum of three officers or directors from our records for this corporation. Indicate any changes or deletions below. Include a listing of all names along with each title held and their address. Do not use a P.O. Box. If additional space is needed attach an addendum.

DAVID M. DILL PRESIDENT	*See attached director* officers*
MARY KIM E. SHIPP	Secretary
103 POWELL COURT, SUITE 200 BRENTWOOD, TN 37027
MICHAEL S. COGGIN	Vice-President
103 POWELL COURT, SUITE 200 BRENTWOOD, TN 37027

SIGN è	To be signed by an officer, director or agent	Title	Phone	Date
	/s/ Mary Kim E. Shipp	Secretary	6153728500	4-7-10
	Signee’s address	Email Address		(For Office Use Only)
	103 Powell Ct #200 Brentwood TN 37027	marykim.shipp@lpnt.net

Enclose filing fee of $25.00	Return by: 4/26/2010

Make remittance payable to Secretary of State		To:	Commercial Division
Do Not Send Cash			P.O. Box 94125
Do Not Staple			Baton Rouge, LA 70804-9125
Phone (225) 925-4704
web site: www.sos.louisiana.gov	DO NOT STAPLE			3 X
ALL UNSIGNED REPORTS WILL BE RETURNED

PHC-Louisiana, Inc.
(Shares Authorized: 1,000 Common
Shares Issued: 1,000
Stockholders: Province Healthcare Company)
EIN: 62-1779009
Directors:
David M. Dill
Paul D. Gilbert
Officers:
David M. Dill, President
Jeffrey S. Sherman, Executive Vice President
John P. Bumpus, Executive Vice President
Paul D. Gilbert, Executive Vice President
Michael S. Coggin, Senior Vice President and Treasurer
Christopher J. Monte, Vice President
Mary Kim E. Shipp, Secretary
Address for above Officers and Directors:
103 Powell Court Suite 200
Brentwood, TN 37027
615-372-8500